Exhibit 99.1

Item 1. Business

General

Layne is a global water management, construction and drilling company. We provide responsible solutions for water, mineral and energy challenges. We operate throughout North America, as well as Africa, Australia, Europe, Brazil, and through our affiliates in other South American countries. Layne’s customers include government agencies, investor-owned utilities, industrial companies, global mining companies, consulting engineering firms, heavy civil construction contractors, oil and gas companies, power companies and agribusiness.

We maintain our executive offices at 1800 Hughes Landing Boulevard, Suite 700, The Woodlands, Texas 77380. Our telephone number is (281) 475-2600 and our website address is www.layne.com which is where you can find our periodic and current reports, free of charge, as soon as reasonably practicable after such material is filed with or furnished to the Securities and Exchange Commission.

Our Businesses

As an outgrowth of our strategic business planning process, called “One Layne”, we represent ourselves as a global Water Management, Construction and Drilling company, collaborating across all divisional, functional and geographic lines to deliver total solutions for some of the world’s toughest water, mineral and energy challenges. This integrated approach ensures streamlined communications, expedited timelines, a constant focus on safety and sustainability, and allows us to offer more than the sum of our individual services. Our solutions give clients a single point of accountability for even the most complex projects, and enable us to deliver high levels of service, quality and economic efficiency.

Layne operates on a geographically dispersed basis, with approximately 100 sales and operations offices located throughout the United States, and also in Africa, Australia, Canada, Mexico, Brazil and Italy. We have two Chief Operating Officers, one for the U.S. and one for International operations, as well as operating presidents for each reporting segment (Water Resources, Inliner, Heavy Civil, Geoconstruction, Mineral Exploration and Energy Services). In addition, our foreign affiliates operate in locations in South America and Mexico. See Note 16 to the consolidated financial statements for financial information pertaining to the operations and geographic spread of our segments and foreign operations.

Each of our segments has major customers; however, no single customer accounted for 10% or more of the Company’s revenues in any of the past three fiscal years. Generally, we negotiate our service contracts with industrial and mining companies as well as other private entities, while our service contracts with government agencies are typically awarded on a bid basis. Our contracts vary in length depending upon the size and scope of the project and the majority of such contracts are awarded on a fixed price basis, subject to change of circumstance and force majeure adjustments; a smaller portion are awarded on a cost plus or time and materials basis. Substantially, all of our contracts are cancelable for, among other reasons, the convenience of the customer.

Water Management Solutions

Layne provides total water management solutions for government agencies, commercial water suppliers, industrial facilities, and energy companies. Our teams are responsible for effectively managing water in every phase of its lifecycle – supply, treatment, delivery and maintenance. Throughout each phase, we work to ensure compliance with complex state and federal regulations, and to meet increasingly high demand for quality, reliability and efficiency. We engage in the development and deployment of new and innovative water technologies to make these standards possible, and to continue improving on the safety and sustainability of our work. Whether we are identifying and developing a new water source, delivering usable water to communities and facilities around the world, recycling water from oil and gas resources, rehabilitating an existing pipeline or safely returning wastewater to the natural environment, Layne has a responsible solution for any water management challenge. Water Management solutions include: hydrology and scientific studies to define water resources, sourcing, well design and construction, water treatment technologies, industrial treatment, oil and gas services, wastewater treatment technologies, water reuse, water treatment service, treatment plants, Ranney collector wells, pump stations and intake structures, reservoirs, pipelines and sewer pipeline rehabilitation.

Construction Solutions

Layne provides specialized construction solutions for the responsible management of water in just about any industry or environment. With extensive heavy civil expertise and a proven reputation for safety, we design and construct comprehensive, end-to-end water management systems, as well as individual intakes, reservoirs, pump stations, pipelines and plants tailored to our clients’ needs. Our geotechnical capabilities allow us to improve soil conditions and support subterranean structures in underground construction projects where effective water management is critical, such as dams and levees, tunnels, water lines, subways, highways and marine facilities. Our broad national footprint and well-maintained equipment fleet enables flexible scheduling and efficient delivery of both underground preparations and finished infrastructure construction. If a project involves water and/or soil conditions, Layne designs, constructs and delivers the optimal solutions. Construction solutions include: geotechnical construction, tunnels and shafts, marine construction, alternative delivery, pump stations and intake structures, reservoirs, treatment plant construction, pipeline construction, sewer pipeline rehabilitation, renewable energy, anaerobic digestion systems, well design and construction and Ranney collector wells.

Drilling Solutions

Layne provides comprehensive turnkey drilling solutions for water management, mineral exploration and specialty drilling needs. We employ a team of specialists to help us understand specific site characteristics and proactively overcome and plan for any challenges. Our experts are able to define the source, depth, magnitude and overall feasibility of water aquifers, and drill high-volume wells suitable for supplying water to government agencies, industrial and agricultural customers. We also drill deep injection wells to facilitate the disposal of treated wastewater. Our mineral exploration teams extract contaminant-free samples that accurately reflect the underlying mineral deposits. For any drilling need, we make safe, environmentally sound and socially responsible decisions at all times, and achieve the desired results for each and every project. Drilling solutions include: reverse circulation drilling, diamond core drilling, large diameter core drilling, hammer drilling, dual wall percussion drilling, flooded reverse circulation drilling, dual rotary casing advance drilling, rotary air blast drilling, mud rotary drilling, directional drilling, specialty drilling, resonant sonic drilling, well drilling, borehole and surface geophysics, borehole surveying, oil and gas services and stuck pipe recovery.

Water Resources Division

Operations

Throughout the U.S. and in certain foreign locations, Water Resources provides our customers with sustainable solutions for every aspect of water supply system development and technology. We believe we are the largest water well drilling company in the world and provide a full suite of water-related products and services, including hydrologic design and construction, source of supply exploration, well and intake construction and well and pump rehabilitation. Our Water Resources division also brings new technologies to the water and wastewater markets, whether through internal development, acquisition or strategic alliance. We also offer water treatment equipment engineering services, providing systems for the treatment of regulated and “nuisance” contaminants, specifically iron, manganese, hydrogen sulfide, arsenic, radium, nitrate, perchlorate and volatile organic compounds.

Our target groundwater drilling market consists of high-volume water wells drilled principally for municipal, industrial and agricultural customers. These high-volume wells, by necessity, have more stringent design specifications than residential or agricultural wells and are typically deeper and larger in diameter. We have strong technical expertise, an in-depth knowledge of U.S. geology and hydrology, a well-maintained fleet of appropriately sized, modern drilling equipment and a demonstrated ability to procure the sizable performance bonds often required for water related projects.

Water supply solutions for government agencies, industry and agriculture require the integration of hydrogeology and engineering with proven knowledge and application of drilling techniques. The drilling methods, size and type of equipment required depend upon the depth of the wells and the geological formations encountered at the project site. We have extensive well archives in addition to technical personnel who can determine geological conditions and aquifer characteristics. We provide feasibility studies using complex geophysical survey methods and have the expertise to analyze the survey results and define the source, depth and magnitude of an aquifer. We can estimate recharge rates, recommend well design features, plan well field design and develop water management plans. To conduct these services, we maintain a staff of professional employees including geological engineers, geologists, hydro geologists and geophysicists. These attributes enable us to locate suitable water-bearing formations to meet a wide variety of customer requirements.

Our expertise includes all sources of water supply including groundwater and surface sources. We design and construct bank intake structures, submerged intakes, infiltration galleries and horizontal collector wells. We also design and construct the pipelines and pump stations necessary to convey water from its source to the users.

We believe we are a leader in the rehabilitation of wells and well equipment. Our involvement in the initial drilling of wells positions us to win follow-up rehabilitation business, which is generally a higher margin business than well drilling. Such rehabilitation is periodically required during the life of a well, as groundwater may contain bacteria, iron, high mineral content, or other contaminants and screen openings may become blocked, reducing the capacity and productivity of the well.

We offer complete diagnostic and rehabilitation services for existing wells, pumps and related equipment with a network of local offices throughout our geographic markets in the U.S. In addition to our well service rigs, we have equipment capable of conducting downhole closed circuit televideo inspections, one of the most effective methods for investigating water well problems, enabling us to effectively diagnose and respond quickly to well and pump performance problems. Our trained and experienced personnel can perform a variety of well rehabilitation techniques, using both chemical and mechanical methods. To complement this effort, we perform bacteriological well evaluation and water chemistry analyses. We also have the capability and inventory to repair, in our own machine shops, most water well pumps, regardless of manufacturer, as well as to repair well screens, casings and related equipment such as chlorinators, aerators and filtration systems.

We are engaged in helping to evaluate entire well fields and water systems to increase reliability and efficiency, and have the proper combination of technical and service capabilities to bring practical solutions to our clients.

Water Resources also offers environmental drilling services to assist in assessing, investigating, monitoring and characterizing water quality and aquifer parameters. The customers are typically national and regional consulting firms engaged by federal and state agencies, as well as industrial companies that need to assess, define or clean up groundwater contamination sources. We offer a wide range of environmental drilling services including: investigative drilling, installation and testing of monitoring wells to assist the customer in determining the extent of groundwater contamination, installation of recovery wells that extract contaminated groundwater for treatment, which is known as pump and treat remediation, and specialized site safety programs associated with drilling at contaminated sites. In our Safety, Health & Sustainability department, we employ a full-time staff qualified to prepare site-specific health and safety plans for hazardous waste cleanup sites as required by the Occupational Safety and Health Administration (“OSHA”) and the Mine Safety and Health Administration (“MSHA”).

We offer specialized drilling services to industrial and mining customers who need dewatering and other construction related services. We also drill deep injection wells for industrial (primarily power) and municipal clients that need to dispose of wastewater associated with their processes.

We expect demand for water treatment will be strongest in the industrial sector where the water quality challenges are more significant. Examples within this sector include oil and gas, where reserves cannot be accessed without first planning for the handling of contaminant-laden flow-back and produced water, and the power industry, where steam-driven turbines require clean water to prevent scaling of the turbines.

Other technologies include a micro-filtration disk filter designed to withstand industrial environments, and a hydro-phobic membrane for the removal of entrained air, trihalomethanes and radon. We offer the only membrane bioreactor made from polytetrafluoroethylene (“PTFE”). This product improves the biological wastewater treatment process, and is more robust than competing products.

Customers & Markets

In the Water Resources division, our customers are typically government agencies and local operations of industrial businesses. The term “government agencies” includes federal, state and local entities.

In the drilling of new water wells, we target customers that require compliance with detailed and demanding specifications and regulations and that often require bonding and insurance, areas in which we believe we often have competitive advantages.

Water infrastructure demand is driven by the need to provide and protect one of earth’s most essential resources, water, which is drawn from the earth for drinking, irrigation and industrial use. Main drivers for water supply and treatment include shifting demographics and urban sprawl, deteriorating water quality and infrastructure that supplies our water, increasing water demand from industrial expansion, stricter regulation and new technology that allows us to achieve new standards of quality. The U.S. water well drilling industry is highly fragmented; consisting of several thousand regionally and locally based contractors. The majority of these contractors are primarily involved in drilling low-volume water wells for agricultural and residential customers, markets in which we do not generally participate.

Well and pump rehabilitation demand depends on the age and application of the equipment, the quality of material and workmanship applied in the original well construction and changes in depth and quality of the groundwater. Rehabilitation work is often required on an emergency basis or within a relatively short period of time after a performance decline is recognized. Scheduling flexibility and a broad national footprint combined with technical expertise and equipment are critical for a repair and maintenance service provider. Like the water well drilling market, the market for rehabilitation is highly fragmented. The demand for well and pump rehabilitation in the public market is highly influenced by municipal budgets.

The deep injection well market is driven by new regulations and the need to economically dispose of waste associated with municipal and industrial water treatment.

Demand for water solutions will grow as government agencies, industry and agriculture compete for increasingly limited water resources. The combination of tightening regulations and water scarcity has resulted in increasingly sophisticated water consumers, and this in turn has created opportunities for the introduction of long-term sustainable methods and technologies such as aquifer recharge, water re-use, injection wells and zero-liquid discharge treatment systems.

As demographic shifts occur to more water-challenged areas and the number and allowable level of regulated contaminants and impurities becomes stricter, the demand for water recycling (re-use) and conservation services, as well as new specialized treatment media and filtration methods, is expected to remain strong.

Competition

Competition for our Water Resources division’s bundled services are primarily local and regional specialty general contractors, while our competition in the water well drilling business consists primarily of small, local water well drilling operations and some larger regional competitors. Oil and conventional natural gas well drillers generally do not compete in the water well drilling business because the typical well depths are greater for oil and conventional natural gas and, to a lesser extent, the technology and equipment utilized in these businesses are different. Only a small percentage of all companies that perform water well drilling services have the technical competence and drilling expertise to compete effectively for high-volume municipal and industrial projects, which typically are more demanding than projects in the agricultural or residential well markets. In addition, smaller companies often do not have the financial resources or bonding capacity to compete for large projects. However, there are no proprietary technologies or other significant factors, which prevent other firms from entering these local or regional markets or from consolidating into larger companies more comparable in size to us. Water well drilling work is usually obtained on a competitive bid basis for government agencies, while work for industrial customers is obtained on a negotiated or informal bid basis.

As is the case in the water well drilling business, the well and pump rehabilitation business is characterized by a large number of relatively small competitors. We believe only a small percentage of the companies performing these services have the technical expertise necessary to diagnose complex problems, perform many of the sophisticated rehabilitation techniques we offer or repair a wide range of pumps in their own facilities. In addition, many of these companies have only a small number of pump service rigs. Rehabilitation projects are typically negotiated at the time of repair or contracted for in advance depending upon the lead-time available for the repair work. Since well and pump rehabilitation work is typically negotiated on an emergency basis or within a relatively short period of time, those companies with available rigs and the requisite expertise have a competitive advantage by being able to respond quickly to repair requests.

Backlog

Our backlog consists of the expected gross revenues associated with executed contracts, or portions thereof, not yet performed by the Company. Backlog is not necessarily a short-term business indicator as there can be significant variability in the composition of the contracts and the timing of completion of the services. Backlog for the Water Resources division was $56.4 million at January 31, 2013, compared to $89.9 million at January 31, 2012. Our backlog is generally completed within the following 12 to 24 months.

Inliner Division

Operations

Layne Inliner is a unique, full service rehabilitation company offering a wide range of solutions for wastewater, storm water and process sewer pipeline networks. The foundation of our services is our proprietary Inliner® cured-in-place pipe (CIPP). The product allows us to rehabilitate aging and deteriorated infrastructure and provide structural rebuilding as well as infiltration and inflow reduction. Its trenchless nature reduces rehabilitation costs, minimizes environmental impact and reduces or eliminates surface and social disruption.

Layne Inliner, LLC began as the first U.S. licensee of the Inliner® technology in 1991 and since that time has grown to become the second largest lining company in the United States. We own and operate Inliner Technologies, the technology company, and Liner Products, the lining tube manufacturer. This vertical integration gives us control of the Inliner® product from raw material purchases to product installation. Since our start we have successfully installed more than 15 million feet of CIPP throughout the United States. Pipe diameters have ranged from 4-inches to 96-inches in traditional round as well as non-circular geometries. Layne Inliner’s installation techniques and the lining tube manufacturing facility are ISO 9001:2008 certified bringing an added element of quality control to tube construction, product design and field installation.

In March of 2012, Layne formalized a relationship with Saertex MultiCom that solidified our entry into the fiberglass and ultraviolet light cured CIPP market. Construction of a new wet out facility is underway and we now have the ability to supply both traditional felt based CIPP lining tubes cured with water or steam as well as fiberglass based lining tubes cured with ultraviolet light. Layne will install the fiberglass/UV product with internal crews as well as offer outside sales of the tube to other fiberglass/UV providers.

While we focus on cured in place pipe, we are committed to full system renewal. We also provide a wide variety of other rehabilitative methods including Janssen structural renewal for service lateral connections and mainlines, slip lining, traditional excavation and replacement and manhole renewal with cementitious and epoxy products. Our expertise, experience and customer-oriented contracting combined with our ability to provide a diverse line of products and services differentiates us from other rehabilitation contractors and allows us to provide clients with single source accountability when it comes to rehabilitative services.

Customers & Markets

In the Inliner division, our customers are typically municipalities and local operations of industrial businesses.

The geographic reach of our Inliner installation group stretches from the east coast westward to generally the Rocky Mountains. Our lining tube sales through Liner Products continued to supply our US based customers but also experienced increased sales outside of the US in places including Canada, Mexico, New Zealand and South America. Inliner Technologies also expanded its coverage with the signing of a new Canadian licensee, Clean Water Works, in April of 2012.

Many of the drivers for sewer rehabilitation demand are largely a function of deteriorating urban infrastructure compounded by population growth, as well as deteriorating water quality and infrastructure that supplies our water. Additionally, federal and state agencies are forcing municipalities and industry to address pollution resulting from infiltration of damaged or leaking lines, enforcing stricter regulation and new technology that motivates us to achieve new standards of quality.

Competition

The CIPP industry has a small number of contractors with nationwide coverage and several more regionalized competitors. Municipal work is typically obtained on a competitively bid basis with rare exceptions of design build proposals being used for contractor selection. Industrial work can be either competitive bid or negotiated.

Larger competitors share the same vertical integration (tube manufacturing/assembly, wetout and installation) as our Inliner division while smaller competitors rely on third party tube supply and wetout. This saturated tube supply and the lack of having to construct wetout facilities allows smaller competitors to enter and remain in the CIPP business. In addition, the entrance of fiberglass products cured with ultraviolet light has opened up competition even further. Although competition is widespread, our Inliner division, by offering more than just CIPP, remains one of the most diversified providers in the industry.

Backlog

Our backlog consists of the expected gross revenues associated with executed contracts, or portions thereof, not yet performed by the Company. Backlog is not necessarily a short-term business indicator as there can be significant variability in the composition of the contracts and the timing of completion of the services. Our backlog for the Inliner division was $66.2 million at January 31, 2013, compared to $80.4 million at January 31, 2012. Our backlog is generally completed within the following 6 to 12 months.

Heavy Civil Division

Operations

Our Heavy Civil division delivers sustainable solutions to government agencies and industrial clients by overseeing the design and construction of water and wastewater treatment plants and pipeline installation. In addition, Heavy Civil builds radial collector wells (Ranney Method), surface water intakes, pumping stations, hard rock tunnels and marine construction services – all in support of the world’s water infrastructure. Beyond water solutions, our Heavy Civil division also designs and constructs biogas facilities (anaerobic digesters) for the purpose of generating and capturing methane gas, an emerging renewable energy resource.

Customers & Markets

In the Heavy Civil division, our customers are typically government agencies and local operations of industrial businesses.

Continued population growth in water-challenged regions and more stringent regulatory requirements lead to an increased need to conserve water resources and control contaminants and impurities. Demand for Heavy Civil’s services will grow as government agencies, industry and agriculture compete for increasingly limited water resources. The combination of tightening regulations and water scarcity has resulted in increasingly sophisticated water consumers, and this in turn has created opportunities for the introduction of long-term sustainable methods and technology, such as zero-liquid discharge treatment systems construction implementation.

Competition

Treatment plant and pipeline competitors consist mostly of a few national and many regional companies. The majority of the municipal market is contracted through a public bidding process. While the majority of the market is still price driven, a growing trend supports best value proposals.

Backlog

Our backlog consists of the expected gross revenues associated with executed contracts, or portions thereof, not yet performed by the Company. Backlog is not necessarily a short-term business indicator as there can be significant variability in the composition of the contracts and the timing of completion of the services. Our backlog for the Heavy Civil division was $395.7 million at January 31, 2013, compared to $308.1 million at January 31, 2012. The backlog at January 31, 2013, includes $85.5 million remaining backlog related to our previously announced project for Islamorada, Florida. The majority of the backlog for Islamorada is expected to proceed over the next two years, although a plant operating component could extend for multiple years. Our remaining backlog is generally completed within the following 12 to 24 months.

Geoconstruction Division

Operations

We provide specialized geotechnical foundation construction services to the heavy civil, industrial, commercial and private construction markets around the globe. We have the expertise and equipment to provide the most appropriate deep foundation system, ground improvement and earth support solution to be applied given highly variable geological and site conditions. In addition, we offer extensive experience in successful completion of complex and schedule-driven major underground construction projects. We provide services that are focused primarily on the foundation systems for dams/levees, tunnel shafts, utility systems, subways or transportation systems, commercial building and port facilities. Services offered include jet grouting, structural diaphragm and slurry cutoff walls, cement and chemical grouting, drilled piles, ground improvement and earth retention systems.

We have expanded our capabilities in the Geoconstruction division through several acquisitions in the last three years. We completed the acquisitions of Fursol Informatica S.r.l. (“Fursol”) and the remaining 50% interest in Diberil Sociedad Anónima (“Diberil”) during fiscal year 2012, and we acquired Bencor Corporation of America – Foundation Specialist (“Bencor”) in October 2010. We had originally acquired an initial 50% interest in Diberil in July 2010. Fursol is active in the business of production, installation and maintenance of monitoring and quality control software and electronic devices. We believe Fursol’s technology will improve the performance and efficiency of Geoconstruction’s operating equipment. Diberil, parent company to Costa Fortuna (Brazil and Uruguay), is one of the largest providers of specialty foundation and marine geotechnical services in South America. Bencor is a leading contractor in foundation and underground engineering in North America.

In Italy, our wholly owned subsidiary, Tecniwell, manufactures state of the art drilling rigs, mixing plants and very high pressure grout pumps, with related ancillary tooling.

Customers & Markets

Our customers are typically government agencies, local operations of industrial businesses and heavy civil general contractors. In fiscal 2013, 59% of our revenues were generated by our U.S. based operations, with the balance in South America and Italy.

Competition

In the U.S. specialized foundation construction arena, we believe there are few competitors. We target customers that require compliance with detailed and demanding specifications and regulations and that often require bonding and insurance, areas in which we believe we have competitive advantages due to our extensive expertise, and financial resources. We own and operate what we believe to be the largest fleet of hydromills and equipment in North America. In addition, we have implemented a very sophisticated quality control system that allows us to follow each phase of our work in real-time.

In the international arena, there are more competitors than in the United States. The international market is also a mature marketplace. As the division’s primary international market is Brazil, the acquisition of the remaining 50% interest in Diberil is expected to expand the Company’s geoconstruction capabilities into Brazil as well as serve as a platform for further expansion into South America.

Backlog

Our backlog consists of the expected gross revenues associated with executed contracts, or portions thereof, not yet performed by the Company. Backlog is not necessarily a short-term business indicator as there can be significant variability in the composition of the contracts and the timing of completion of the services. Our backlog for the Geoconstruction division was $41.5 million at January 31, 2013, compared to $47.3 million at January 31, 2012. Our backlog is generally completed within the following 12 to 24 months.

Mineral Exploration Division

Operations

Global mining companies hire us to extract samples from their sites that they analyze for mineral content and grade before investing heavily in development to extract these minerals. Our drilling services require a high level of expertise and technical competence because the samples extracted must be free of contamination and accurately reflect the location and orientation of underlying mineral deposits. Aligned with our foreign affiliates, we are one of the three largest providers of drilling services for the global mineral exploration industry.

Our Mineral Exploration division conducts primarily aboveground drilling activities, including all phases of core drilling, reverse circulation, dual tube, hammer and rotary air-blast methods. Our service offerings include both exploratory (‘greenfield’) and definition (‘brownfield’) drilling. Greenfield drilling is conducted to determine if there is a minable mineral deposit, which is known as an orebody, on the site. Brownfield drilling is typically conducted at a site to assess whether it would be economical to mine and to assist in mapping the mine layout. We provide information to our clients that assist them in determining if a minable mineral deposit exists on a site, the economic viability of mining the site, the geological properties of the ground and the determination of mine planning.

The president for the Mineral Exploration division has country managers who are responsible for operations in each country in which we do business. These managers are responsible for maintaining contact and relationships with large mining operations that perform work on a global basis, as well as junior mining operations that operate more regionally.

In the case of our foreign affiliates, where we do not have majority ownership or operating control, day-to-day operating decisions are made by local management. We manage our interests in our foreign affiliates through regular management meetings and analysis of comprehensive operating and financial information. For our significant foreign affiliates, we have entered into shareholder agreements that give us limited board representation rights and require super-majority votes in certain circumstances.

Customers and Markets

Our services are used by major gold and copper producers and to a lesser extent, other base metal producers. Work for gold mining customers generates approximately half of the business in our Mineral Exploration division. The success of our Mineral Exploration division is closely tied to global commodity prices and demand for our global mining customers’ products. Our operating markets are in the western U.S., Mexico, Australia, Brazil and Africa. We also have ownership interests in foreign affiliates operating in Latin America that form our presence in this market.

Customers for our mineral exploration services are primarily gold and copper producers. Our largest customers in our mineral exploration drilling business are multi-national corporations headquartered in the United States, Brazil, Europe and Canada.

Demand for mineral exploration drilling is driven by the need to identify, define and develop underground base and precious mineral deposits. Factors influencing the demand for mineral-related drilling services include commodity prices, growth in the economies of developing countries, international political conditions, inflation, foreign exchange levels, the economic feasibility of mineral exploration and production, the discovery rate of new mineral reserves and the ability of mining companies to access capital for their activities.

Global consumption of raw materials has been driven by the rapid industrialization and urbanization of countries such as China, India, Brazil and Russia. Development in these countries generates significant demand as their populations consume increasing amounts of base and precious metals for housing, automobiles, electronics and other durable and consumer items.

The mineral exploration market is dependent on financial and credit markets being readily available to fund drilling and mining programs. In addition, mining companies’ ability to seek cash for their operations through other avenues which traditionally have been available to them is dependent on market pricing trends for base and precious metals.

As mineral resources in developed countries are exhausted and new discoveries begin to slow, mining companies have focused attention on underdeveloped nations as an important source of future production. South America and Africa are key markets for our future global growth. Mining service companies with operating expertise in challenging regions should be well positioned to capture an increasing amount of these new projects. In addition to new mine development, technological advancements in drilling and processing allow development of mineral resources previously regarded as uneconomical and should benefit the largest drilling services companies that are leading technical innovation in the mineral exploration marketplace. Demand for specialty drilling services is driven by activity at sites operated by governmental agencies like the Department of Energy, Department of Defense and the U.S. Army Corps of Engineers, as well as industrial and mining sites.

Competition

Our Mineral Exploration division competes with a number of drilling companies as well as vertically integrated mining companies that conduct their own exploration drilling activities, and some of these competitors have greater capital and other resources than we have. In the mineral exploration drilling market, we compete based on price, technical expertise and reputation. We believe we have a well-recognized reputation for expertise and performance in this market. Mineral exploration drilling work is typically performed on a negotiated basis.

Backlog

Our backlog consists of the expected gross revenues associated with executed contracts, or portions thereof, not yet performed by the Company. Backlog is not necessarily a short-term business indicator as there can be significant variability in the composition of the contracts and the timing of completion of the services. Our backlog for the Mineral Exploration division was $6.7 million at January 31, 2013, compared to $12.8 million at January 31, 2012. We have not previously reported backlog information for this division as it was determined not to be significant. However due to the change in operating responsibility which resulted in revised reporting segments, the backlog for this division has become more significant. Our backlog is generally completed within the following 12 to 24 months.

Energy Services Division

Operations

The Energy Services division focuses on bringing responsible water management solutions to the exploration and production (E&P) industry’s growing water related challenges. In fiscal year 2014, this division increased its efforts to address the unique and substantial water demands of the energy industry in a responsible and sustainable fashion. The division will provide solutions to manage every phase of the water cycle as it relates to its use in the oil & gas industry (conventional and unconventional), including hydrogeological investigation and sourcing, transfer, storage and treatment. Currently customers are oil and gas companies in the Permian Basin of Texas. Competition in this area is primarily from local small and mid-sized contractors offering one part; sourcing, transfer or treatment of the water management cycle, not the complete end-to-end solution offered by the Energy Services division.

Energy Division

Operations

During the second quarter of fiscal 2013, the Company authorized the sale of its Energy division and entered into negotiations for the sale of substantially all of the Energy division assets to a third party. As of July 31, 2012, the Company considered the Energy division a discontinued operation and reflected it as such in the consolidated financial statements.

On October 1, 2012, the Company completed the sale of all of the exploration and production assets of its Energy division. Pursuant to the sale agreement, the Company received a majority of the sales proceeds and will receive an additional amount in October 2013 when certain conditions are met.

Other Division

Operations

The Other operations consist of small purchasing and specialty operations. The majority of the revenues are eliminated between segments. A small portion of the revenue is through third party sales, which can produce positive earnings. Due to a change in operating responsibility, which resulted in revised reporting segments, all purchasing and specialty operations have been moved to this division. The focus in this division is in part to purchase for all divisions within the Company.